Exhibit 99.1
PepsiCo Reports Fourth Quarter and Full-Year 2022 Results; Provides 2023 Financial Outlook; Announces Annual Dividend Increase
Reported (GAAP) Fourth Quarter and Full-Year 2022 Results

	Fourth Quarter	Full-Year
Net revenue growth	10.9%	8.7%
Foreign exchange impact on net revenue	(3)%	(3)%
Earnings per share (EPS)	$0.37	$6.42
EPS change	(61)%	17%
Foreign exchange impact on EPS	(1)%	(2)%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2022 Results

	Fourth Quarter	Full-Year
Organic revenue growth	14.6%	14.4%
Core EPS	$1.67	$6.79
Core constant currency EPS change	10%	11%
PURCHASE, N.Y. - February 9, 2023 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2022.
“We are pleased with our results for the fourth quarter and the full year as our business remained resilient and delivered another strong year of growth. Our results demonstrate that the investments we have made in our people, brands, portfolio, value chain, and go-to-market systems are working,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Moving forward, we will continue to focus on driving growth and winning in the marketplace while developing advantaged capabilities to fortify our businesses for the long-term. This includes embedding pep+ at the center of our business in how we innovate, operate, run our teams, and build our brands.
For 2023, we expect to deliver 6 percent organic revenue growth and 8 percent core constant currency earnings per share growth. We also announced a 10 percent increase in our annualized dividend, starting with our June 2023 payment which represents our 51st consecutive annual increase, and plan to repurchase approximately $1.0 billion worth of shares.”
1 Refer to the Glossary for the definitions of non-GAAP financial measures including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2023 financial outlook. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years (53rd reporting week). PepsiCo’s fourth quarter 2022 includes 17 weeks of results and its 2022 fiscal year includes 53 weeks of results. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

Summary Fourth-Quarter 2022 Performance

	Revenue					Volume(a)
	GAAP Reported % Change	Percentage Point Impact			Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes	53rd Reporting Week		Convenient Foods	Beverages
Frito-Lay North America	25	1	—	(7)	18	—
Quaker Foods North America	16	1	—	(7)	10	(7)
PepsiCo Beverages North America	6	0.5	9	(5)	10		(2)
Latin America	21	(2)	1	—	19	1	2
Europe	(2)	8	6	—	12	(4)	(8)
Africa, Middle East and South Asia	4	18	(1)	—	21	(3.5)	8
Asia Pacific, Australia and New Zealand and China Region	2	10	—	—	12	(1)	5
Total	11	3	4	(4)	15	(2)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	9	7	—	16
Quaker Foods North America	(3)	3	—	1
PepsiCo Beverages North America	13	11	1	24
Latin America	5	(3.5)	(2)	(1)
Europe	(420)	416	(2.5)	(6)
Africa, Middle East and South Asia	(148)	127	15	(6)
Asia Pacific, Australia and New Zealand and China Region	(215)	246	11	41
Corporate unallocated expenses	37	(9)	—	28
Total	(68)	75	1	8

EPS	(61)	70	1	10
(a)Excludes the impact of acquisitions, divestitures and other structural changes and the 53rd reporting week. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. PepsiCo’s fourth quarter 2022 includes 17 weeks of results and its 2022 fiscal year includes 53 weeks of results.

Discussion of Fourth-Quarter 2022 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-9, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 9%, primarily reflecting effective net pricing and productivity savings. These impacts were partially offset by certain operating cost increases, including strategic initiatives, a 19-percentage-point impact of higher commodity costs, primarily cooking oil, seasoning and potatoes, and higher advertising and marketing expenses. Additionally, impairment charges associated with a baked fruit convenient food brand reduced operating profit growth by 5 percentage points. The 53rd reporting week contributed 7 percentage points to operating profit growth.
Quaker Foods North America
Operating profit decreased 3%, primarily reflecting a 48-percentage-point impact of higher commodity costs, mainly grains and packaging materials, certain operating cost increases, including incremental transportation costs, and higher advertising and marketing expenses. These impacts were partially offset by effective net pricing and productivity savings. The 53rd reporting week positively contributed 7 percentage points to operating profit performance. Higher restructuring and impairment charges negatively impacted operating profit performance by 3 percentage points.
PepsiCo Beverages North America
Operating profit increased 13%, primarily reflecting effective net pricing, higher income from joint ventures and productivity savings. These impacts were partially offset by certain operating cost increases, including incremental informational technology costs, a 53-percentage-point impact of higher commodity costs, primarily fuel and resin, an organic volume decline and higher advertising and marketing expenses. The 53rd reporting week contributed 9 percentage points to operating profit growth. The lower net revenue due to the sale of Tropicana, Naked and other select juice brands and higher restructuring and impairment charges reduced operating profit growth by 32 percentage points and 9 percentage points, respectively.
Latin America
Operating profit increased 5%, primarily reflecting net revenue growth, productivity savings, a 7-percentage-point favorable impact of adjusting certain non-income tax accruals in Mexico and a 3-percentage-point favorable impact of lower charges taken as a result of the novel coronavirus (COVID-19) pandemic. These impacts were partially offset by certain operating cost increases, a 45-percentage-point impact of higher commodity costs, primarily cooking oil, grains and packaging materials, higher advertising and marketing expenses and a 4-percentage-point unfavorable impact of certain indirect tax credits in Brazil in the prior year. Additionally, a favorable adjustment to the final purchase price associated with our sale of certain non-strategic brands contributed 3 percentage points to operating profit growth.
Europe
Operating profit decreased 420%, primarily reflecting a 400-percentage-point unfavorable impact of impairment charges related to the SodaStream brand (other impairment charges). Operating profit performance was also negatively impacted by a 141-percentage-point impact of higher commodity costs, primarily packaging materials, cooking oil and potatoes, and certain operating cost increases. These impacts were partially offset by effective net pricing and productivity savings. Higher restructuring and impairment charges negatively impacted operating profit performance by 10 percentage points.
Africa, Middle East and South Asia
Operating profit decreased 148%, primarily reflecting a 105-percentage-point impact of impairment and other charges associated with our decision to sell or discontinue certain non-strategic brands and an investment (brand portfolio impairment charges) and a 21-percentage-point impact of impairment charges primarily related to certain juice brands from the Pioneer Food Group Ltd. (Pioneer Foods) acquisition (other impairment charges). Operating profit performance was also negatively impacted by a 167-percentage-point impact of higher commodity costs, primarily grains, cooking oil and packaging materials, certain operating cost increases and higher advertising and marketing expenses, partially offset by net revenue growth and productivity savings. Unfavorable foreign exchange negatively impacted operating profit performance by 15 percentage points.
Asia Pacific, Australia and New Zealand and China Region
Operating profit decreased 215%, primarily reflecting a 237-percentage-point impact of impairment charges related to the Be & Cheery brand (other impairment charges) and a 6-percentage-point impact of impairment charges on certain property, plant and equipment due to the discontinuation of a non-strategic brand (brand portfolio impairment charges) in China. Operating profit performance was also negatively impacted by a 96-percentage-point impact of higher commodity costs, primarily potatoes and cooking oil, certain operating cost increases and higher advertising and marketing expenses, partially offset by net revenue growth and productivity savings. Unfavorable foreign exchange negatively impacted operating profit performance by 11 percentage points.

Summary Full-Year 2022 Performance

	Revenue					Volume(a)
	GAAP Reported % Change	Percentage Point Impact			Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes	53rd Reporting Week		Convenient Foods	Beverages
Frito-Lay North America	19	—	—	(2)	17	(1)
Quaker Foods North America	15	0.5	—	(2)	13	(3)
PepsiCo Beverages North America	4	—	9	(2)	11		—
Latin America	21	—	1	—	21	3.5	6
Europe	(2)	9	5	—	12	(4)	(7)
Africa, Middle East and South Asia	6	12	2	—	20	2	14
Asia Pacific, Australia and New Zealand and China Region	4	5	2	—	11	3	8
Total	9	3	4	(1)	14	—	3.5

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	9	2	—	11
Quaker Foods North America	4.5	1	—	6
PepsiCo Beverages North America	122	(114)	—	9
Latin America	19	4	—	23
Europe	(207)	207	7	7
Africa, Middle East and South Asia	(22)	21	9	7
Asia Pacific, Australia and New Zealand and China Region	(20)	27	4	11
Corporate unallocated expenses	25	(7)	—	18
Total	3	5	2	10

EPS	17	(9)	2	11
(a)Excludes the impact of acquisitions, divestitures and other structural changes and the 53rd reporting week. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. PepsiCo’s 2022 fiscal year includes 53 weeks of results.

Discussion of Full-Year 2022 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 5 and A-9, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 9%, primarily reflecting the effective net pricing and productivity savings. These impacts were partially offset by certain operating cost increases, including strategic initiatives, a 17-percentage-point impact of higher commodity costs, primarily cooking oil, potatoes and seasoning, and higher advertising and marketing expenses. Additionally, impairment charges associated with a baked fruit convenient food brand reduced operating profit growth by 1.5 percentage points (other impairment charges). The 53rd reporting week contributed 2 percentage points to operating profit growth.
Quaker Foods North America
Operating profit grew 4.5%, primarily reflecting the effective net pricing and productivity savings. These impacts were partially offset by a 37-percentage-point impact of higher commodity costs, primarily grains and packaging materials, certain operating cost increases, including incremental transportation costs, the decrease in organic volume and higher advertising and marketing expenses. The 53rd reporting week contributed 2 percentage points to operating profit growth.
PepsiCo Beverages North America
Operating profit increased 122%, primarily reflecting a 124-percentage-point impact of the gain of $3.0 billion associated with the sale of Tropicana, Naked and other select juice brands partially offset by a 2-percentage-point impact of related transaction costs. Operating profit growth was also driven by the net revenue growth and productivity savings, partially offset by certain operating cost increases, including incremental transportation and information technology costs, and a 42-percentage-point impact of higher commodity costs, primarily aluminum and resin. A current-year gain associated with the sale of an asset and the 53rd reporting week contributed 6 percentage points and 2 percentage points, respectively, to operating profit growth. Additionally, operating profit growth was reduced by a 15-percentage-point impact of the lower net revenue due to the sale of Tropicana, Naked and other select juice brands.
Latin America
Operating profit increased 19%, primarily reflecting the net revenue growth, productivity savings and a 3-percentage-point favorable impact of lower charges taken as a result of the COVID-19 pandemic. These impacts were partially offset by certain operating cost increases, a 41-percentage-point impact of higher commodity costs, primarily cooking oil, packaging materials and grains, and higher advertising and marketing expenses. Additionally, impairment and other charges associated with the sale of certain non-strategic brands reduced operating profit growth by 4.5 percentage points (brand portfolio impairment charges).
Europe
Operating profit decreased 207%, primarily reflecting a 110-percentage-point unfavorable impact of charges associated with the Russia-Ukraine conflict, a 98-percentage-point unfavorable impact of impairment charges related to the SodaStream brand (other impairment charges) and a 20-percentage-point unfavorable impact primarily related to the impairment of intangible assets due to the discontinuation or repositioning of certain juice and dairy brands in Russia (brand portfolio impairment charges), partially offset by a 23-percentage-point favorable impact of the gain associated with the Juice Transaction. Operating profit performance was also negatively impacted by a 91-percentage-point impact of higher commodity costs, primarily packaging materials, raw milk and potatoes, certain operating cost increases, the organic volume decline, a 4-percentage-point impact of less favorable settlements of promotional spending accruals compared to the prior year and a 4-percentage-point impact of payments to employees for a change in pension benefits. These impacts were partially offset by the effective net pricing, productivity savings and lower advertising and marketing expenses. Unfavorable foreign exchange negatively impacted operating profit performance by 7 percentage points.

Africa, Middle East and South Asia
Operating profit decreased 22%, primarily reflecting a 19-percentage-point impact of impairment and other charges associated with our decision to sell or discontinue certain non-strategic brands and an investment (brand portfolio impairment charges) and a 4-percentage-point impact of impairment charges primarily related to certain juice brands from the Pioneer Foods acquisition (other impairment charges). Operating profit performance was also negatively impacted by a 74-percentage-point impact of higher commodity costs, primarily packaging materials, grains and cooking oil, certain operating cost increases and higher advertising and marketing expenses, partially offset by the net revenue growth and productivity savings. Unfavorable foreign exchange negatively impacted operating profit performance by 9 percentage points.
Asia Pacific, Australia and New Zealand and China Region
Operating profit decreased 20%, primarily reflecting a 25-percentage-point impact of impairment charges related to the Be & Cheery brand (other impairment charges). Operating profit performance was also negatively impacted by a 25-percentage-point impact of higher commodity costs, primarily cooking oil and potatoes, certain operating cost increases and higher advertising and marketing expenses, partially offset by the net revenue growth and productivity savings. Additionally, prior-year impairment charges associated with an equity method investment positively contributed 3 percentage points to operating profit performance. Unfavorable foreign exchange negatively impacted operating profit performance by 4 percentage points.

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2023, the Company expects:
•A 6 percent increase in organic revenue;
•An 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.7 billion and share repurchases of $1.0 billion.
In addition, the Company expects an approximate 2-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2023 core EPS of $7.20, a 6 percent increase compared to 2022 core EPS of $6.79.
Dividend Increase
The Company today announced a 10 percent increase in its annualized dividend to $5.06 per share from $4.60 per share, effective with the dividend expected to be paid in June 2023. This represents the Company’s 51st consecutive annual dividend per share increase.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 9, 2023, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2022 results, including its outlook for 2023, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 9, 2023, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/31/2022	12/25/2021	12/31/2022	12/25/2021
Net Revenue	$27,996	$25,248	$86,392	$79,474
Cost of sales	13,420	12,130	40,576	37,075
Gross profit	14,576	13,118	45,816	42,399
Selling, general and administrative expenses (a)	12,197	10,556	34,459	31,237
Gain associated with the Juice Transaction (b)	—	—	(3,321)	—
Impairment of intangible assets (c)	1,564	—	3,166	—
Operating Profit	815	2,562	11,512	11,162
Other pension and retiree medical benefits (expense)/income	(36)	158	132	522
Net interest expense and other	(273)	(1,132)	(939)	(1,863)
Income before income taxes	506	1,588	10,705	9,821
(Benefit from)/provision for income taxes (d)	(29)	247	1,727	2,142
Net income	535	1,341	8,978	7,679
Less: Net income attributable to noncontrolling interests	17	19	68	61
Net Income Attributable to PepsiCo	$518	$1,322	$8,910	$7,618

Diluted
Net income attributable to PepsiCo per common share	$0.37	$0.95	$6.42	$5.49
Weighted-average common shares outstanding	1,385	1,390	1,387	1,389
(a)The increase in selling, general and administrative expenses for the quarter and year ended December 31, 2022 as compared to the quarter and year ended December 25, 2021 primarily reflects higher selling and distribution costs.
(b)In the year ended December 31, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for approximately $3.5 billion in cash and a 39% noncontrolling interest in a newly formed joint venture, Tropicana Brands Group, operating across North America and Europe (Juice Transaction).
(c)In the quarter ended December 31, 2022, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand. In the year ended December 31, 2022, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand, and related to the decrease in fair value of our indefinite-lived intangible assets as a result of the Russia-Ukraine conflict charges.
(d)Benefit from income taxes in the quarter ended December 31, 2022 is primarily due to tax benefits related to certain impairments for local statutory and tax purposes.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/31/2022	12/25/2021	12/31/2022	12/25/2021
Net Revenue
Frito-Lay North America	$7,708	$6,167	$23,291	$19,608
Quaker Foods North America	1,059	912	3,160	2,751
PepsiCo Beverages North America	8,105	7,644	26,213	25,276
Latin America	3,373	2,799	9,779	8,108
Europe	4,258	4,345	12,724	13,038
Africa, Middle East and South Asia	2,012	1,928	6,438	6,078
Asia Pacific, Australia and New Zealand and China Region	1,481	1,453	4,787	4,615
Total	$27,996	$25,248	$86,392	$79,474

Operating Profit/(Loss)
Frito-Lay North America	$1,803	$1,654	$6,135	$5,633
Quaker Foods North America	188	194	604	578
PepsiCo Beverages North America	557	494	5,426	2,442
Latin America	421	402	1,627	1,369
Europe	(1,011)	317	(1,380)	1,292
Africa, Middle East and South Asia	(72)	152	666	858
Asia Pacific, Australia and New Zealand and China Region	(83)	72	537	673
Corporate unallocated expenses	(988)	(723)	(2,103)	(1,683)
Total	$815	$2,562	$11,512	$11,162

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/31/2022	12/25/2021
Operating Activities
Net income	$8,978	$7,679
Depreciation and amortization	2,763	2,710
Gain associated with the Juice Transaction	(3,321)	—
Impairment and other charges	3,618	—
Operating lease right-of-use asset amortization	517	505
Share-based compensation expense	343	301
Restructuring and impairment charges	411	247
Cash payments for restructuring charges	(224)	(256)
Acquisition and divestiture-related charges	80	(4)
Cash payments for acquisition and divestiture-related charges	(46)	(176)
Pension and retiree medical plan expenses	419	123
Pension and retiree medical plan contributions	(384)	(785)
Deferred income taxes and other tax charges and credits	(873)	298
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	86	190
Tax payments related to the TCJ Act	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(1,763)	(651)
Inventories	(1,142)	(582)
Prepaid expenses and other current assets	118	159
Accounts payable and other current liabilities	1,842	1,762
Income taxes payable	57	30
Other, net	(359)	375
Net Cash Provided by Operating Activities	10,811	11,616

Investing Activities
Capital spending	(5,207)	(4,625)
Sales of property, plant and equipment	251	166
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(873)	(61)
Proceeds associated with the Juice Transaction	3,456	—
Other divestitures, sales of investments in noncontrolled affiliates and other assets	49	169
Short-term investments, by original maturity:
More than three months - purchases	(291)	—
More than three months - maturities	150	1,135
Three months or less, net	24	(58)
Other investing, net	11	5
Net Cash Used for Investing Activities	(2,430)	(3,269)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (continued)
(in millions)

	Year Ended
	12/31/2022	12/25/2021
Financing Activities
Proceeds from issuances of long-term debt	3,377	4,122
Payments of long-term debt	(2,458)	(3,455)
Debt redemptions/cash tender offers	(1,716)	(4,844)
Short-term borrowings, by original maturity:
More than three months - proceeds	1,969	8
More than three months - payments	(1,951)	(397)
Three months or less, net	(31)	434
Payments of acquisition-related contingent consideration	—	(773)
Cash dividends paid	(6,172)	(5,815)
Share repurchases - common	(1,500)	(106)
Proceeds from exercises of stock options	138	185
Withholding tax payments on restricted stock units and performance stock units converted	(107)	(92)
Other financing	(72)	(47)
Net Cash (Used for)/Provided by Financing Activities	(8,523)	(10,780)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(465)	(114)
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(607)	(2,547)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,707	8,254
Cash and Cash Equivalents and Restricted Cash, End of Year	$5,100	$5,707

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/31/2022	12/25/2021
ASSETS
Current Assets
Cash and cash equivalents	$4,954	$5,596
Short-term investments	394	392
Accounts and notes receivable, net	10,163	8,680
Inventories:
Raw materials and packaging	2,366	1,898
Work-in-process	114	151
Finished goods	2,742	2,298
	5,222	4,347
Prepaid expenses and other current assets	806	980
Assets held for sale	—	1,788
Total Current Assets	21,539	21,783
Property, Plant and Equipment, net	24,291	22,407
Amortizable Intangible Assets, net	1,277	1,538
Goodwill	18,202	18,381
Other Indefinite-Lived Intangible Assets	14,309	17,127
Investments in Noncontrolled Affiliates	3,073	2,350
Deferred Income Taxes	4,204	4,310
Other Assets	5,292	4,481
Total Assets	$92,187	$92,377

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$3,414	$4,308
Accounts payable and other current liabilities	23,371	21,159
Liabilities held for sale	—	753
Total Current Liabilities	26,785	26,220
Long-Term Debt Obligations	35,657	36,026
Deferred Income Taxes	4,133	4,826
Other Liabilities	8,339	9,154
Total Liabilities	74,914	76,226
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,377 and 1,383 shares, respectively)	23	23
Capital in excess of par value	4,134	4,001
Retained earnings	67,800	65,165
Accumulated other comprehensive loss	(15,302)	(14,898)
Repurchased common stock, in excess of par value (490 and 484 shares, respectively)	(39,506)	(38,248)
Total PepsiCo Common Shareholders’ Equity	17,149	16,043
Noncontrolling interests	124	108
Total Equity	17,273	16,151
Total Liabilities and Equity	$92,187	$92,377

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with mergers, acquisitions, divestitures and other structural changes; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts (including all settlement and curtailment gains and losses); charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs continue to be reflected in our core results. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures:
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include fair value adjustments to the acquired inventory included in the acquisition-date balance sheets (recorded in cost of sales), merger and integration charges and costs associated with divestitures (recorded in selling, general and administrative expenses). Merger and integration charges include liabilities to support socioeconomic programs in South Africa, gains associated with contingent consideration, employee-related costs, contract termination costs, closing costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.

Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Impairment and Other Charges
We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs.
Brand portfolio impairment charges
We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment.
Other Impairment Charges
We recognized impairment charges related to certain of our indefinite-lived intangible assets which reflect an increase in the weighted-average cost of capital as well as our most current estimates of future financial performance.
Pension and retiree medical-related impact
Pension and retiree medical-related impact primarily includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains.
Charge related to cash tender offers
As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.
Tax Benefit Related to the Internal Revenue Service (IRS) Audit
We recognized a non-cash tax benefit resulting from our agreement with the IRS to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions, divestitures and other structural changes, and every five or six years, the impact of the 53rd reporting week, including in our 2022 financial results. Adjusting for acquisitions and divestitures reflects mergers and acquisitions activity, including the impact in 2021 of an extra month of net revenue for our acquisitions of Pioneer Foods in our Africa, Middle East and South Asia division and Hangzhou Haomusi Food Co., Ltd. (Be & Cheery) in our Asia Pacific, Australia and New Zealand and China Region division as we aligned the reporting calendars of these acquisitions with those of our divisions, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2023 guidance
Our 2023 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, the impact of the 53rd reporting week in 2022 and foreign exchange translation. Our 2023 core effective tax rate guidance and our 2023 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2023 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2023 organic revenue growth to our full year projected 2023 reported net revenue growth because we are unable to predict the 2023 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2023 core effective tax rate to our full year projected 2023 reported effective tax rate and our full year projected 2023 core constant currency EPS growth to our full year projected 2023 reported EPS growth because we are unable to predict the 2023 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
Quarter and Year Ended December 31, 2022
(unaudited)

	Quarter Ended 12/31/2022
		Impact of				Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	53rd reporting week	Organic % Change, Non-GAAP Measure(c)	Organic volume(d)	Effective net pricing
Frito-Lay North America	25%	1	—	(7)	18%	—	18
Quaker Foods North America	16%	1	—	(7)	10%	(7)	16
PepsiCo Beverages North America	6%	0.5	9	(5)	10%	(1)	12
Latin America	21%	(2)	1	—	19%	2	17
Europe	(2)%	8	6	—	12%	(9)	20
Africa, Middle East and South Asia	4%	18	(1)	—	21%	(1)	23
Asia Pacific, Australia and New Zealand and China Region	2%	10	—	—	12%	3	9
Total (a)	11%	3	4	(4)	15%	(2)	16

	Year Ended 12/31/2022
		Impact of				Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	53rd reporting week	Organic % Change, Non-GAAP Measure(c)	Organic volume(d)	Effective net pricing
Frito-Lay North America	19%	—	—	(2)	17%	—	17
Quaker Foods North America	15%	0.5	—	(2)	13%	(3)	16
PepsiCo Beverages North America	4%	—	9	(2)	11%	1	10
Latin America	21%	—	1	—	21%	5	16
Europe	(2)%	9	5	—	12%	(7)	19
Africa, Middle East and South Asia	6%	12	2	—	20%	4	16
Asia Pacific, Australia and New Zealand and China Region	4%	5	2	—	11%	4	6
Total (b)	9%	3	4	(1)	14%	—	14
(a)Acquisitions and divestitures primarily reflect the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
(b)Acquisitions and divestitures primarily reflect the Juice Transaction in our PepsiCo Beverages North America and Europe divisions, and the alignment of the reporting calendars for the Pioneer Foods acquisition in our Africa, Middle East and South Asia division and the Be & Cheery acquisition in our Asia Pacific, Australia and New Zealand and China Region division.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
(d)Excludes the impact of acquisitions, divestitures and other structural changes and the 53rd reporting week. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary Fourth-Quarter 2022 Performance and Summary Full-Year 2022 Performance tables on pages 2 and 5, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
Quarter and Year Ended December 31, 2022 (unaudited)

	Quarter Ended 12/31/2022
		Impact of Items Affecting Comparability									Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Pension and retiree medical-related impact	Tax benefit related to the IRS audit	Charge related to cash tender offers	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	9%	—	2	—	—	5	—	—	—	16%	—	16%
Quaker Foods North America	(3)%	—	3	—	—	—	—	—	—	—%	—	1%
PepsiCo Beverages North America	13%	—	9	—	—	2	—	—	—	23%	1	24%
Latin America	5%	—	—	—	—	(3)	—	—	—	1%	(2)	(1)%
Europe	(420)%	—	10	(2)	—	408	—	—	—	(3.5)%	(2.5)	(6)%
Africa, Middle East and South Asia	(148)%	—	1	—	—	126	—	—	—	(21)%	15	(6)%
Asia Pacific, Australia and New Zealand and China Region	(215)%	—	3	(1)	—	243	—	—	—	30%	11	41%
Corporate unallocated expenses	37%	(3)	(2)	(4)	—	—	—	—	—	28%	—	28%
Total Operating Profit	(68)%	1	5.5	1	—	68	—	—	—	7%	1	8%
Net Income Attributable to PepsiCo	(61)%	1	10	3	(1)	100	6	(2)	(48)	9%	1	10%
Net Income Attributable to PepsiCo per common share – diluted	(61)%	1	10	3	(1)	100	6	(2)	(48)	9%	1	10%

	Year Ended 12/31/2022
		Impact of Items Affecting Comparability										Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Pension and retiree medical-related impact	Tax benefit related to the IRS audit	Tax expense related to the TCJ Act	Charge related to cash tender offers	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	9%	—	—	—	—	1.5	—	—	—	—	11%	—	11%
Quaker Foods North America	4.5%	—	1	—	—	—	—	—	—	—	6%	—	6%
PepsiCo Beverages North America	122%	—	2	2	(124)	7	—	—	—	—	8%	—	9%
Latin America	19%	—	—	—	—	4.5	—	—	—	—	23%	—	23%
Europe	(207)%	—	2	0.5	(23)	228	—	—	—	—	—%	7	7%
Africa, Middle East and South Asia	(22)%	—	—	(1)	—	23	—	—	—	—	(1)%	9	7%
Asia Pacific, Australia and New Zealand and China Region	(20)%	—	1	(0.5)	—	26	—	—	—	—	7%	4	11%
Corporate unallocated expenses	25%	(2.5)	(2)	(2.5)	—	—	—	—	—	—	18%	—	18%
Total Operating Profit	3%	—	1	1	(29)	31	—	—	—	—	8%	2	10%
Net Income Attributable to PepsiCo	17%	0.5	2	1	(44)	45	3.5	(5)	(2)	(10)	8%	2	11%
Net Income Attributable to PepsiCo per common share – diluted	17%	0.5	2	1	(44)	45	3.5	(5)	(2)	(10)	9%	2	11%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 31, 2022 and December 25, 2021
(in millions except per share amounts, unaudited)

	Quarter Ended 12/31/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/income	(Benefit from)/provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$13,420	$14,576	$12,197	$1,564	$815	$(36)	$(29)	$518	$0.37	(5.8)%
Items Affecting Comparability
Mark-to-market net impact	(53)	53	(53)	—	106	—	25	81	0.06	1.5
Restructuring and impairment charges	(27)	27	(230)	—	257	28	52	233	0.17	1.0
Acquisition and divestiture-related charges	—	—	(11)	—	11	—	2	9	0.01	0.1
Gain associated with the Juice Transaction	—	—	—	—	—	—	19	(19)	(0.01)	3.6
Impairment and other charges	(49)	49	(128)	(1,564)	1,741	—	321	1,420	1.03	7.4
Pension and retiree medical-related impact	—	—	—	—	—	133	30	103	0.07	1.7
Tax benefit related to the IRS audit	—	—	—	—	—	—	35	(35)	(0.03)	6.9
Core, Non-GAAP Measure (a)	$13,291	$14,705	$11,775	$—	$2,930	$125	$455	$2,310	$1.67	16.3%

	Quarter Ended 12/25/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Net interest expense and other	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$12,130	$13,118	$10,556	$2,562	$158	$(1,132)	$247	$19	$1,322	$0.95	15.5%
Items Affecting Comparability
Mark-to-market net impact	(60)	60	(20)	80	—	—	18	—	62	0.04	0.2
Restructuring and impairment charges	(16)	16	(98)	114	4	—	21	1	96	0.07	—
Acquisition and divestiture-related charges	—	—	16	(16)	—	—	23	—	(39)	(0.03)	1.7
Pension and retiree medical-related impact	—	—	—	—	12	—	1	—	11	0.01	(0.1)
Charge related to cash tender offers	—	—	—	—	—	842	165	—	677	0.49	0.8
Core, Non-GAAP Measure (a)	$12,054	$13,194	$10,454	$2,740	$174	$(290)	$475	$20	$2,129	$1.53	18.1%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
(b)(Benefit from)/provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 31, 2022 and December 25, 2021
(in millions except per share amounts, unaudited)

	Year Ended 12/31/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$40,576	$45,816	$34,459	$(3,321)	$3,166	$11,512	$132	$1,727	$68	$8,910	$6.42	16.1%
Items Affecting Comparability
Mark-to-market net impact	(52)	52	(10)	—	—	62	—	14	—	48	0.03	—
Restructuring and impairment charges	(33)	33	(347)	—	—	380	31	77	1	333	0.24	(0.1)
Acquisition and divestiture-related charges	—	—	(74)	—	—	74	6	14	—	66	0.05	—
Gain associated with the Juice Transaction	—	—	—	3,321	—	(3,321)	—	(433)	—	(2,888)	(2.08)	2.2
Impairment and other charges	(201)	201	(251)	—	(3,166)	3,618	—	671	—	2,947	2.12	(0.5)
Pension and retiree medical-related impact	—	—	—	—	—	—	307	69	—	238	0.17	0.1
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	319	—	(319)	(0.23)	3.0
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	—	86	0.06	(0.8)
Core, Non-GAAP Measure (a)	$40,290	$46,102	$33,777	$—	$—	$12,325	$476	$2,372	$69	$9,421	$6.79	20.0%

	Year Ended 12/25/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Net interest expense and other	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$37,075	$42,399	$31,237	$11,162	$522	$(1,863)	$2,142	$61	$7,618	$5.49	21.8%
Items Affecting Comparability
Mark-to-market net impact	(39)	39	20	19	—	—	5	—	14	0.01	—
Restructuring and impairment charges	(29)	29	(208)	237	10	—	41	1	205	0.15	(0.1)
Acquisition and divestiture-related charges	(1)	1	5	(4)	—	—	23	—	(27)	(0.02)	0.2
Pension and retiree medical-related impact	—	—	—	—	12	—	1	—	11	0.01	—
Charge related to cash tender offers	—	—	—	—	—	842	165	—	677	0.49	—
Tax expense related to the TCJ Act	—	—	—	—	—	—	(190)	—	190	0.14	(1.9)
Core, Non-GAAP Measure (a)	$37,006	$42,468	$31,054	$11,414	$544	$(1,021)	$2,187	$62	$8,688	$6.26	20.0%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 31, 2022 and December 25, 2021
(in millions, unaudited)

	Quarter Ended 12/31/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,803	$—	$36	$—	$88	$1,927
Quaker Foods North America	188	—	6	—	—	194
PepsiCo Beverages North America	557	—	59	9	10	635
Latin America	421	—	15	—	(12)	424
Europe	(1,011)	—	69	1	1,288	347
Africa, Middle East and South Asia	(72)	—	7	1	190	126
Asia Pacific, Australia and New Zealand and China Region	(83)	—	8	—	177	102
Corporate unallocated expenses	(988)	106	57	—	—	(825)
Total	$815	$106	$257	$11	$1,741	$2,930

	Quarter Ended 12/25/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,654	$—	$8	$—	$1,662
Quaker Foods North America	194	—	(1)	—	193
PepsiCo Beverages North America	494	—	12	9	515
Latin America	402	—	15	—	417
Europe	317	—	35	8	360
Africa, Middle East and South Asia	152	—	6	2	160
Asia Pacific, Australia and New Zealand and China Region	72	—	5	1	78
Corporate unallocated expenses	(723)	80	34	(36)	(645)
Total	$2,562	$80	$114	$(16)	$2,740
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 31, 2022 and December 25, 2021
(in millions, unaudited)

	Year Ended 12/31/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$6,135	$—	$46	$—	$—	$88	$6,269
Quaker Foods North America	604	—	7	—	—	—	611
PepsiCo Beverages North America	5,426	—	68	51	(3,029)	160	2,676
Latin America	1,627	—	32	—	—	71	1,730
Europe	(1,380)	—	109	14	(292)	2,932	1,383
Africa, Middle East and South Asia	666	—	12	3	—	190	871
Asia Pacific, Australia and New Zealand and China Region	537	—	16	—	—	177	730
Corporate unallocated expenses	(2,103)	62	90	6	—	—	(1,945)
Total	$11,512	$62	$380	$74	$(3,321)	$3,618	$12,325

	Year Ended 12/25/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$5,633	$—	$28	$2	$5,663
Quaker Foods North America	578	—	—	—	578
PepsiCo Beverages North America	2,442	—	20	11	2,473
Latin America	1,369	—	37	—	1,406
Europe	1,292	—	81	8	1,381
Africa, Middle East and South Asia	858	—	15	10	883
Asia Pacific, Australia and New Zealand and China Region	673	—	7	4	684
Corporate unallocated expenses	(1,683)	19	49	(39)	(1,654)
Total	$11,162	$19	$237	$(4)	$11,414
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth/Performance Reconciliation

	Quarter Ended		Year Ended
	12/31/2022		12/31/2022
Reported gross margin growth/performance, GAAP measure	11	bps	(32)	bps
Mark-to-market net impact	(5)		1
Restructuring and impairment charges	3		0
Impairment and other charges	18		23
Core gross margin growth/performance, non-GAAP measure (a)	27	bps	(7)	bps
Operating Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/31/2022		12/31/2022
Reported operating margin performance, GAAP measure	(723)	bps	(72)	bps
Mark-to-market net impact	6		5
Restructuring and impairment charges	46		14
Acquisition and divestiture-related charges	10		9
Gain associated with the Juice Transaction	—		(384)
Impairment and other charges	622		419
Core operating margin performance, non-GAAP measure (a)	(39)	bps	(10)	bps
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2023 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.